Exhibit 4.1
EXECUTION VERSION

GUARANTEE AND COLLATERAL AGREEMENT
made by
EXPLORER INVESTOR CORPORATION,
EXPLORER MERGER SUB CORPORATION,
as the Initial Borrower,
BOOZ ALLEN HAMILTON INC.,
as the Surviving Borrower,
and the Subsidiary Guarantors party hereto
in favor of
CREDIT SUISSE,
as Collateral Agent
Dated as of July 31, 2008

Page
7.2 Duty of Collateral Agent	19
7.3 Execution of Financing Statements	20
7.4 Authority of Collateral Agent	20

SECTION 8. MISCELLANEOUS	20
8.1 Amendments in Writing	20
8.2 Notices	20
8.3 No Waiver by Course of Conduct; Cumulative Remedies	21
8.4 Enforcement Expenses; Indemnification	21
8.5 Successors and Assigns	21
8.6 Set-Off	21
8.7 Counterparts	21
8.8 Severability	22
8.9 Section Headings	22
8.10 Integration	22
8.11 GOVERNING LAW	22
8.12 Submission To Jurisdiction; Waivers	22
8.13 Acknowledgements	22
8.14 Additional Guarantors and Grantors	23
8.15 Releases	23
8.16 WAIVER OF JURY TRIAL	24

SCHEDULES

Schedule 1 Notice Addresses
Schedule 2 Investment Property
Schedule 3 Legal Name, Jurisdictions of Organization and Chief Executive Offices
Schedule 4 Intellectual Property
Schedule 5(a) Material Deposit Accounts
Schedule 5(b) Material Securities Accounts
Schedule 6 Material Government Contracts

ANNEXES

Annex I Assumption Agreement
Annex II Acknowledgement and Consent

ii

GUARANTEE AND COLLATERAL AGREEMENT
          GUARANTEE AND COLLATERAL AGREEMENT, dated as of July 31, 2008, made by each of the signatories hereto, in favor of Credit Suisse, as Collateral Agent (in such capacity, the “Collateral Agent”) for the banks and other financial institutions or entities (the “Lenders”) from time to time parties to the Credit Agreement, dated as of July 31, 2008 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Explorer Investor Corporation, a Delaware corporation (“Holdings”), Explorer Merger Sub Corporation, a Delaware corporation (the “Initial Borrower”), Booz Allen Hamilton Inc., a Delaware corporation into which the Initial Borrower shall be merged (“Booz Allen” or the “Surviving Borrower”), the Lenders, Credit Suisse, as Collateral Agent and Administrative Agent, Bank of America, N.A., as Syndication Agent, Lehman Brothers Commercial Bank, C.I.T. Leasing Corporation and Sumitomo Mitsui Banking Corporation, as Documentation Agents, Credit Suisse, as Issuing Lender and Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, Lehman Brothers Inc. and Sumitomo Mitsui Banking Corporation, as Joint Lead Arrangers and Joint Bookrunners.
W I T N E S S E T H:
          WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower (as defined below) upon the terms and subject to the conditions set forth therein;
          WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor (as defined below);
          WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;
          WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and
          WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Collateral Agent for the ratable benefit of the Administrative Agent, the Collateral Agent and the other Secured Parties;
          NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, the Collateral Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Collateral Agent, for the ratable benefit of the Secured Parties, as follows:
SECTION 1. DEFINED TERMS
     1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC: “Accession”, “Account”, “As-Extracted Collateral”,

“Certificated Securities”, “Chattel Paper”, “Commercial Tort Claim”, “Commodity Account”, “Document”, “Equipment”, “Farm Products”, “Fixture”, “General Intangible”, “Goods”, “Instrument”, “Inventory”, “Letter-of-Credit Right”, “Securities Account”, “Securities Intermediary”, “Security” and “Uncertificated Securities”.
     (b) The following terms shall have the following meanings:
          “Agreement”: this Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.
          “Borrower”: (a) at any time prior to the consummation of the Merger Transactions, the Initial Borrower and (b) upon and at any time after the consummation of the Merger Transactions, the Surviving Borrower.
          “Borrower Cash Management Obligations”: to the extent that the Borrower so agrees in the applicable agreements therefor, the collective reference to all obligations and liabilities of the Borrower and the other Loan Parties (including, to the extent that such agreements so provide and without limitation, interest accruing at the then applicable rate provided in the Specified Cash Management Arrangement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding) to any Lender or any Affiliate of any Lender (or any Lender or any Affiliate thereof at the time such Specified Cash Management Arrangement was entered into) (each, a “Cash Management Provider”), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, any Specified Cash Management Arrangement or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, to the extent that such agreements so provide and without limitation, all fees and disbursements of counsel to the relevant Lender or Affiliate thereof that are required to be paid by the Borrower pursuant to the terms of any Specified Cash Management Arrangement) so long as the relevant Cash Management Provider executes and delivers to the Administrative Agent a letter agreement in form and substance acceptable to the Administrative Agent pursuant to which, unless the Collateral Agent agrees otherwise, the relevant Cash Management Provider (i) appoints the Administrative Agent as its agent under the applicable Specified Cash Management Arrangement and (ii) agrees to be bound by the provisions of Sections 9.3, 9.7, 10.11 and 10.12 of the Credit Agreement.
          “Borrower Credit Agreement Obligations”: the collective reference to the unpaid principal of and interest on the Loans (including, for the avoidance of doubt, any New Loans), the Reimbursement Obligations and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding) to the Administrative Agent, the Collateral Agent or any other Secured Party, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, in each case, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents, any Letter of Credit or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent, to the

Collateral Agent or to the other Secured Parties that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).
          “Borrower Hedge Agreement Obligations”: the collective reference to all obligations and liabilities of the Borrower and any other Loan Party (including, without limitation, interest accruing at the then applicable rate provided in any Specified Hedge Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding) to any Lender or any Affiliate of any Lender (or any Lender or any Affiliate thereof at the time such Specified Hedge Agreement was entered into), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, in each case, which may arise under, out of, or in connection with, any Specified Hedge Agreement or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the relevant Lender or Affiliate thereof that are required to be paid by the Borrower and/or such other Loan Party, as the case may be, pursuant to the terms of any Specified Hedge Agreement) so long as, unless the Collateral Agent agrees otherwise, the relevant Hedge Provider executes and delivers to the Administrative Agent a letter agreement in form and substance acceptable to the Administrative Agent pursuant to which the relevant Hedge Provider (i) appoints the Administrative Agent as its agent under the applicable Specified Hedge Agreement and (ii) agrees to be bound by the provisions of Section 9.3, 9.7, 10.11 and 10.12 of the Credit Agreement.
          “Borrower Obligations”: the collective reference to (i) the Borrower Credit Agreement Obligations, (ii) the Borrower Hedge Agreement Obligations and (iii) the Borrower Cash Management Obligations, but, as to clauses (ii) and (iii) hereof, only to the extent that, and only so long as, the Borrower Credit Agreement Obligations are secured and guaranteed pursuant hereto.
          “CLIN”: a JAMIS contract line item number with respect to a Government Contract.
          “Collateral”: as defined in Section 3.1.
          “Collateral Account”: any collateral account established by the Collateral Agent as provided in Section 6.1 or 6.6.
          “Copyright Licenses”: with respect to any Grantor, all United States written license agreements naming such Grantor as licensor or licensee (including, without limitation, those listed in Schedule 4), granting any right under any Copyright, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell, and advertise for sale, all Inventory now or hereafter covered by such licenses.
          “Copyrights”: (i) with respect to any Grantor, all of such Grantor’s copyrights arising under the laws of the United States, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 4), all registrations and recordings thereof, and all applications in connection therewith, in each case, owned by such Grantor in its own name, including, without limitation, all registrations, recordings, supplemental registrations and pending applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.
          “Deposit Account”: as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.

          “Foreign Subsidiary Voting Stock”: the voting Capital Stock of (i) any Foreign Subsidiary that is a Restricted Subsidiary or (ii) any Domestic Subsidiary, substantially all of the assets of which consist of the Capital Stock of one or more Foreign Subsidiaries.
          “Government Contract”: any contract to which a Loan Party is a party and a counterparty is a Governmental Authority to the extent such contract involves the performance of services or delivery of goods by or on behalf of such Loan Party to such Governmental Authority.
          “Governmental Authority” shall mean the government of the United States of America and any agency thereof.
          “Grantors”: the collective reference to each signatory hereto (other than the Collateral Agent) together with any other entity that may become a party hereto as provided herein.
          “Guarantor Obligations”: with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent, to the Collateral Agent or to the other Secured Parties that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).
          “Guarantors”: the collective reference to Holdings and the Subsidiary Guarantors that may become a party hereto as provided herein.
          “Intellectual Property”: with respect to any Grantor, the collective reference to such Grantor’s rights, priorities and privileges relating to intellectual property, arising under the laws of the United States, including, without limitation, such Grantor’s Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.
          “Intercompany Note”: any promissory note evidencing loans made by any Grantor to Holdings or any of its Subsidiaries.
          “Investment Property”: the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any Excluded Capital Stock excluded from the definition of “Pledged Stock”) and (ii) whether or not constituting “investment property” as so defined, all Pledged Securities.
          “Issuers”: the collective reference to each issuer of a Pledged Security.
          “Liens”: as defined in Section 3.1.
          “Material Deposit Accounts”: Deposit Accounts maintained by any Grantor within the United States, any State thereof or the District of Columbia with an outstanding balance of greater than $1,000,000, excluding Deposit Accounts established solely for the purpose of funding payroll, payroll taxes and other compensation and benefits to employees. Material Deposit Accounts as of the date hereof are listed on Schedule 5(a).

          “Material Government Contracts”: all Government Contracts listed on Schedule 6, and each Government Contract entered into after the date hereof:
(i) having a duration of one year or greater,
(ii) having one or more CLINs, which CLIN involves aggregate consideration payable (or expected gross revenue) by the applicable governmental entity to the applicable Loan Party of $2,500,000 or more over the term of the contract, including base period plus priced options (a “Material CLIN”); and
(iii) which are not subject to the provisions of Federal Acquisition Regulation 52.232-24 or any successor provision;
provided that “Material Government Contracts” shall not include any contract the existence of which may not be disclosed to the Secured Parties under applicable law, rule or regulations.
          “Material Securities Accounts”: Securities Accounts maintained by any Grantor within the United States, any State thereof or the District of Columbia with an outstanding balance of greater than $1,000,000. Material Securities Accounts as of the date hereof are listed on Schedule 5(b).
          “New York UCC”: the Uniform Commercial Code from time to time in effect in the State of New York.
          “Obligations”: (i) in the case of the Borrower, the Borrower Obligations and (ii) in the case of each Guarantor, its Guarantor Obligations.
          “Patent License”: with respect to any Grantor, all United States written license agreements providing for the grant by or to such Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 4, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.
          “Patents”: with respect to any Grantor, all of such Grantor’s (i) letters patent of the United States, including, without limitation, any of the foregoing referred to in Schedule 4, (ii) applications for letters patent of the United States and all continuations and continuations in part thereof, including, without limitation, any of the foregoing referred to in Schedule 4, and (iii) rights to obtain any reissues or extensions of the foregoing, in each case, owned by such Grantor in its own name.
          “Pledged Notes”: all promissory notes listed on Schedule 2, all Intercompany Notes at any time issued to any Grantor in excess of $2,000,000 (or Intercompany Notes which, in the aggregate, are in excess of $2,000,000) and all other promissory notes issued to or held by any Grantor in excess of $2,000,000 (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).
          “Pledged Securities”: the collective reference to the Pledged Notes and the Pledged Stock.
          “Pledged Stock”: the collective reference to (i) the shares of Capital Stock listed on Schedule 2 and (ii) any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect other than Excluded Capital Stock; provided that in no event shall more than 65% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary be required to be pledged hereunder.
          “Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.
          “Receivable”: any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).
          “Securities Act”: the Securities Act of 1933, as amended.
          “Specified Cash Management Arrangement”: any cash management arrangement (a) entered into by (i) the Borrower or any other Loan Party and (ii) any Lender or any Affiliate thereof at the time such cash management arrangement was entered into, as counterparty, and (b) which has been designated by such Lender and the Borrower, by notice to the Collateral Agent not later than 90 days after the execution and delivery by the Borrower or such other Loan Party, as a Specified Cash Management Arrangement. The designation of any cash management arrangement as a Specified Cash Management Arrangement shall not create in favor of the Lender or Affiliate thereof that is a party thereto any rights in connection with the management or release of any Collateral or any Guarantor Obligations.
          “Trademark License”: with respect to any Grantor, all United States written license agreements providing for the grant by or to such Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 4, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.
          “Trademarks”: with respect to any Grantor, all of such Grantor’s (i) trademarks, trade names, corporate names, company names, business names, domain names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, all registrations and recordings thereof, and all applications in connection therewith (except for “intent to use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an Amendment to Allege Use or a Statement of Use under Section 1(c) or 1(d) of said Act has been filed), whether in the United States Patent and Trademark Office or in any similar office or agency of the United States or any State thereof, and all United States common-law rights related thereto owned by such Grantor in its own name, including, without limitation, any of the foregoing referred to in Schedule 4, and (ii) the right to obtain all renewals thereof.
          “Unfunded Advances/Participations” : (a) with respect to the Administrative Agent, the aggregate amount, if any (i) made available to the Borrower on the assumption that each Lender has made its portion of the applicable Borrowing available to the Administrative Agent as contemplated by Section 2.2 of the Credit Agreement and (ii) with respect to which a corresponding amount shall not in fact have been returned to the Administrative Agent by the Borrower or made available to the Administrative Agent by any such Lender, (b) with respect to the Swingline Lender, the aggregate amount, if any, of participations in respect of any outstanding Swingline Loan that shall not have been funded by any Revolving Lender in accordance with Section 2.6(b) of the Credit Agreement and (c) with respect to any Issuing Lender, the aggregate amount, if any, of any participations in respect of Reimbursement Obligations that shall not have been funded by any L/C Participant in accordance with Section 3.4 of the Credit Agreement.

          “Vehicles”: aircraft and all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state.
     1.2 Other Definitional Provisions. (a)The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.
     (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
     (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.
SECTION 2. GUARANTEE
     2.1 Guarantee.
     (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Collateral Agent for the ratable benefit of the Administrative Agent, the Collateral Agent, the other Secured Parties and their respective permitted successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.
     (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).
     (c) Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent, the Collateral Agent or any other Secured Party hereunder.
     (d) The guarantee contained in this Section 2 shall remain in full force and effect until all the Borrower Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full (other than Borrower Hedge Agreement Obligations, Borrower Cash Management Obligations and contingent or indemnification obligations not then due), no Letter of Credit (that is not cash collateralized or back-stopped to the reasonable satisfaction of the Issuing Lender or purchasing Lender, as applicable, in respect thereof) shall be outstanding and the Commitments shall have been terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations, provided that any Guarantor shall be released from its guarantee contained in this Section 2 as provided in Section 8.15.
     (e) No payment (other than payment in full) made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent, the Collateral Agent or any other Secured Party from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations shall have been paid in full (other than Borrower Hedge Agreement Obligations, Borrower Cash Management Obligations and other than contingent or indemnification obligations not then due), no Letter of Credit (that is not cash collateralized or back-stopped to the reasonable satisfaction of the Issuing Lender or purchasing Lender, as applicable, in respect thereof) shall be outstanding and the Commitments shall have been terminated, provided that any Guarantor shall be released from its guarantee contained in this Section 2 as provided in Section 8.15.
     2.2 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent, the Collateral Agent and the other Secured Parties, and each Guarantor shall remain liable to the Administrative Agent, the Collateral Agent and the other Secured Parties for the full amount guaranteed by such Guarantor hereunder.
     2.3 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent, the Collateral Agent or any other Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent, the Collateral Agent or any other Secured Party against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent, the Collateral Agent or any other Secured Party for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent, the Collateral Agent and the other Secured Parties by the Borrower on account of the Borrower Obligations shall have been paid in full (other than Borrower Hedge Agreement Obligations, Borrower Cash Management Obligations and contingent or indemnification obligations not then due), no Letter of Credit (that is not cash collateralized or back-stopped to the reasonable satisfaction of the Issuing Lender or purchasing Lender, as applicable, in respect thereof) shall be outstanding and the Commitments shall have been terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of such Borrower Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent, the Collateral Agent and the other Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Collateral Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Collateral Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as the Collateral Agent may determine.
     2.4 Amendments, etc. with respect to the Borrower Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by the Administrative Agent, the Collateral Agent or any other Secured Party may be rescinded by the Administrative Agent, the Collateral Agent or such other Secured Party and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent, the Collateral

Agent or any other Secured Party, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders, or the Supermajority Lenders, or all Lenders, or all Lenders directly affected thereby, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of set-off at any time held by the Administrative Agent, the Collateral Agent or any other Secured Party for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent, the Collateral Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.
     2.5 Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Administrative Agent, the Collateral Agent or any other Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, with respect to the Loan Documents and the Administrative Agent, the Collateral Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations. Each Guarantor understands and agrees that the guarantee of such Guarantor contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Administrative Agent, the Collateral Agent or any other Secured Party, or (c) any other circumstance whatsoever (other than a defense of payment or performance) (with or without notice to or knowledge of the Borrower or any Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower from the Borrower Obligations, or of such Guarantor under the guarantee of such Guarantor contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent, the Collateral Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent, the Collateral Agent or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent, the Collateral Agent or any other Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.
     2.6 Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower

Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent, the Collateral Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.
     2.7 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim at the Funding Office.
SECTION 3. GRANT OF SECURITY INTEREST
     3.1 Grant of First Priority Security Interests. Each Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in and to the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:
     (a) all Accounts;
     (b) all Chattel Paper;
     (c) all Deposit Accounts;
     (d) all Documents;
     (e) all Equipment;
     (f) all Fixtures;
     (g) all General Intangibles;
     (h) all Instruments, including the Pledged Notes;
     (i) all Intellectual Property;
     (j) all Inventory;
     (k) all Investment Property;
     (l) all books and records pertaining to the Collateral; and
     (m) to the extent not otherwise included, all Proceeds and products of any of the Collateral and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;
provided, however, that notwithstanding any of the other provisions set forth in this Section 3.1, this Agreement shall not constitute a grant of a security interest in (i) any leasehold interest in real property (and any Fixtures relating thereto) and any Fixtures relating to any owned real property to the extent that the Collateral Agent is not entitled to a security interest with respect to such owned real property under the terms of the Credit Agreement, (ii) any Vehicles and all Proceeds thereof, (iii) any property to the extent that such grant of a security interest is (A) prohibited by any Requirements of Law of a Governmental Authority, (B) requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law or (C) prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument, (including any permitted liens, leases and licenses) or other document evidencing or giving rise to such property in each case with any third party, joint venture or non wholly-owned Subsidiary and any organizational, shareholder or similar agreements of any non-wholly owned Subsidiary or joint venture; except in the case of clauses (A), (B) or (C), to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document or organizational, shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law, (iv) any Collateral that constitutes Equipment subject to a certificate of title statute, Farm Products, Accessions, Letter-of-Credit Rights, Commercial Tort Claims and As-Extracted Collateral, (v) any Collateral to the extent the granting of such security interest would result in adverse tax consequences as reasonably determined by the Administrative Agent, or as to which the Administrative Agent reasonably determines that the burden or cost of obtaining a security interest or perfection thereof is excessive when compared to the benefit to the Secured Parties of the security to be afforded thereby (in each case as confirmed by written notice to the Borrower), and (vi) equity interests in and assets of Unrestricted Subsidiaries and Immaterial Subsidiaries. It is hereby understood and agreed that any Property described in the preceding proviso, and any Property that is otherwise expressly excluded from clauses (a) through (m) above, shall be excluded from the definition of “Collateral”.
SECTION 4. REPRESENTATIONS AND WARRANTIES
          To induce the Administrative Agent, the Collateral Agent and the Secured Parties to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower, each Guarantor and each Grantor hereby represents and warrants to each of the Administrative Agent, the Collateral Agent and each other Secured Party that:
     4.1 Representations in Credit Agreement. In the case of each Guarantor, the representations and warranties set forth in Section 4 of the Credit Agreement to the extent they refer to such Guarantor or to the Loan Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct in all material respects, and each of the Administrative Agent, the Collateral Agent and each other Secured Party shall be entitled to rely on each of them as if they were fully set forth herein; provided that each reference in each such representation and warranty to the Borrower’s knowledge shall, for the purposes of this Section 4.1, be deemed to be a reference to such Guarantor’s knowledge.
     4.2 Title; No Other Liens. Except as otherwise permitted under Section 7.3 of the Credit Agreement, such Grantor owns or has rights in each item of the Collateral free and clear of any and all Liens. Except as otherwise permitted under Section 7.3 of the Credit Agreement, no financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office except financing statements that have been filed without the consent of the Grantor. For the avoidance of doubt, it is understood and agreed that any Grantor may, as part of its business, grant licenses to third parties to use Intellectual Property owned, licensed or developed by a Grantor. For purposes of this Agreement and the other Loan Documents, such licensing activity shall not constitute a “Lien” on such Intellectual Property. Each of the Administrative Agent, the Collateral Agent and each other Secured Party understands that any such licenses may be exclusive to the applicable licensees, and such exclusivity provisions may limit the ability of the Administrative Agent to utilize, sell, lease, license or transfer the related Intellectual Property or otherwise realize value from such Intellectual Property pursuant hereto.
     4.3 Names; Jurisdiction of Organization; Chief Executive Office. On the date hereof, such Grantor’s full and correct legal name, jurisdiction of organization and identification number from the jurisdiction of organization (if any) are specified on Schedule 3.
     4.4 Pledged Securities. On the date hereof, the shares of Pledged Stock pledged by such Grantor hereunder:
     (a) with respect to the shares of Pledged Stock issued by the Borrower and any other Restricted Subsidiary, have been duly authorized, validly issued and are fully paid and non-assessable, to the extent such concepts are applicable; and
     (b) constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor or, in the case of Foreign Subsidiary Voting Stock, 65% of the outstanding Foreign Subsidiary Voting Stock of each relevant Issuer.
     4.5 Intellectual Property.
     (a) Schedule 4 lists all material Copyright registrations, Copyright Licenses, Trademark applications and registrations, Trademark Licenses, Patent applications and Patents and Patent Licenses owned by such Grantor in its own name on the date hereof.
     (b) Except as set forth in Schedule 4, on the date hereof, none of the Copyrights, Patents or Trademarks is the subject of any material licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor, which is not in the ordinary course of such Grantor’s business.
     4.6 Material Deposit Accounts and Material Securities Accounts. Schedule 5(a) lists all Material Deposit Accounts and Schedule 5(b) lists all Material Securities Accounts, in each case, on the date hereof.
     4.7 Material Government Contracts. Schedule 6 lists all Material Government Contracts to which the Borrower or any of its Subsidiaries is a party on the date hereof.
SECTION 5. COVENANTS
          Each Guarantor and each Grantor covenants and agrees with the Administrative Agent, the Collateral Agent and the other Secured Parties that, from and after the date of this Agreement until the Obligations shall have been paid in full (other than Borrower Hedge Agreement Obligations, Borrower Cash Management Obligations and contingent and indemnification obligations not yet due and owing), no Letter of Credit (that is not cash collateralized or back-stopped to the reasonable satisfaction of the Issuing Lender or purchasing Lender, as applicable, in respect thereof) shall be outstanding and the Commitments shall have been terminated:
     5.1 Covenants in Credit Agreement. In the case of each Guarantor, to the extent applicable, such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.

     5.2 Investment Property. (a) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it and (ii) the terms of Sections 6.4(c) and 6.9 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.4(c) or 6.9 with respect to the Pledged Securities issued by it.
          (b) To the extent that any Pledged Security that is an Uncertificated Security becomes a Certificated Security, the applicable Grantor shall promptly deliver such certificates evidencing such Pledged Securities to the Collateral Agent together with stock powers or indorsements thereof reasonably satisfactory to the Collateral Agent.
     5.3 Material Government Contracts. In the case of each Grantor, such Grantor shall, on each date that the Borrower is required to deliver financial statements pursuant to Section 6.1(a) or (b) of the Credit Agreement, provide the Collateral Agent with written notice of any Material Government Contracts entered into since the last date financial statements were delivered pursuant to Section 6.1(a) or (b) of the Credit Agreement (or, with respect to the first such date financial statements are delivered pursuant to such Sections, since the date hereof), such notice to include the identification of any Material CLINs, and within fifteen days of such notice, deliver to the Collateral Agent such documentation reasonably necessary to comply with the Assignment of Claims Act of 1940 with respect to the assignment of the right of payment in respect of such Material Government Contracts (or, in the case of any Material Government Contract that is an indefinite delivery contract, task or delivery order contract, multiple award schedule contract, blanket purchase agreement, or basic ordering agreement, in respect of any specific individual order for the performance of services or delivery of goods placed under such Material Government Contract to the extent such specific individual order for the performance of services or delivery of goods has a Material CLIN), where applicable, designating a Material Deposit Account as the account in respect of which payment thereof is to be made. Pending receipt of any consent of a Governmental Authority as contemplated by this Section 5.3, each Grantor shall request that the relevant Governmental Authority pay all cash payments made by it in respect of Material Government Contracts to which it is a party into a Material Deposit Account subject to an account control agreement (if any such accounts are then subject to an account control agreement). The relevant Grantor shall use commercially reasonable efforts to obtain the consent of the applicable Governmental Authority party to each such Material Government Contract in respect of the assignment of such claims in respect of any Material CLIN, but any failure to receive such consent shall not constitute a Default.
     5.4 Account Control Agreements. In the case of each Grantor, such Grantor shall, on each date that the Borrower is required to deliver financial statements pursuant to Section 6.1(a) or (b) of the Credit Agreement, provide the Collateral Agent with written notice of any additional Material Deposit Accounts and/or Material Securities Accounts since the last date financial statements were delivered pursuant to Section 6.1(a) or (b) of the Credit Agreement (or, with respect to the first such date financial statements are delivered pursuant to such Sections, since the date hereof), and shall use its commercially reasonable efforts to cause each depositary bank (other than the Collateral Agent) holding a Material Deposit Account and each Securities Intermediary holding a Material Securities Account owned by such Grantor to execute and deliver a control agreement with respect to such Material Deposit Account and/or Material Securities Account, in form and substance reasonably satisfactory to the Collateral Agent and such Grantor.
     5.5 Foreign Law Pledges. Notwithstanding anything to the contrary contained herein, no Grantor shall be required to take any actions in order to perfect the security interest granted to the Collateral Agent for the ratable benefit of the Administrative Agent, the Collateral Agent and the Lenders (i) under the laws of any jurisdiction outside the United States or (ii) by the execution of account control

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or similar agreements (other than with respect to Material Deposit Accounts and Material Securities Accounts pursuant to Section 5.4).
SECTION 6. REMEDIAL PROVISIONS
     6.1 Certain Matters Relating to Receivables.
     (a) At any time during the continuance of an Event of Default, upon the Collateral Agent’s reasonable request at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others reasonably satisfactory to the Collateral Agent to furnish to the Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.
     (b) If required by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default under Section 8.1(a) or 8.1(f) of the Credit Agreement, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Administrative Agent, the Collateral Agent and the other Secured Parties only as provided in Section 6.7, and (ii) until so turned over, shall be held by such Grantor in trust for the Administrative Agent, the Collateral Agent and the other Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.
     (c) If an Event of Default has occurred and is continuing and at the Collateral Agent’s request, each Grantor shall deliver to the Collateral Agent all documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all agreements, orders, invoices and shipping receipts.
     6.2 Material Deposit Accounts, Material Securities Accounts.
     Notwithstanding anything to the contrary contained herein, the Collateral Agent shall not exercise its rights under account control agreements associated with Material Deposit Accounts or Material Securities Accounts unless an Event of Default under Section 8.1(a) or 8.1(f) of the Credit Agreement shall have occurred and be continuing.
     6.3 Communications with Grantors; Grantors Remain Liable.
     (a) Upon the request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default under Section 8.1(a) or 8.1(f) of the Credit Agreement, each Grantor shall notify obligors on the Receivables that the Receivables have been assigned to the Collateral Agent for the ratable benefit of the Administrative Agent, the Collateral Agent and the other Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent.
     (b) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Administrative Agent, the Collateral Agent nor any other Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent, the Collateral Agent or any other Secured Party of

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any payment relating thereto, nor shall the Administrative Agent, the Collateral Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
     6.4 Pledged Securities. (a) Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the relevant Grantor of the Collateral Agent’s intent to exercise its corresponding rights pursuant to Section 6.4(b), each Grantor shall be permitted to receive all cash dividends and other distributions paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes to the extent permitted in the Credit Agreement, and to exercise all voting and corporate rights with respect to the Pledged Securities.
     (b) If an Event of Default shall occur and be continuing and the Collateral Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors (which notice shall not be required if an Event of Default under Section 8.1(f) of the Credit Agreement shall have occurred and be continuing), (i) the Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Obligations in the order set forth in Section 6.7, and (ii) any or all of the Pledged Securities shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may reasonably determine), all without liability (except liabilities resulting from the gross negligence or willful misconduct of the Collateral Agent) except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing unless the Collateral Agent has given notice of its intent to exercise as set forth above.
     (c) Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder to comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying.
     6.5 Intellectual Property.
     (i) Solely for the purpose of enabling the Collateral Agent to exercise its rights and remedies under Section 6.8 at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Collateral Agent, to the extent such Grantor has the right to do so, subject to pre-existing rights and licenses, a non-exclusive license (exercisable without payment of royalty or other

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compensation to such Grantor), subject in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of said Trademarks, to use, license or sublicense any of the Intellectual Property constituting Collateral now owned or hereafter acquired by such Grantor, wherever the same may be located.
     (ii) Notwithstanding anything contained herein to the contrary, but subject to the provisions of Section 7.5 of the Credit Agreement that limit the rights of the Grantors to dispose of their property, notwithstanding the foregoing but subject to the Collateral Agent’s exercise of its rights and remedies under Section 6, the Grantors will be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of the business of the Grantors. In furtherance of the foregoing, so long as no Event of Default shall have occurred and be continuing, the Collateral Agent shall from time to time, upon the request of the respective Grantor (through the Borrower), execute and deliver any instruments, certificates or other documents, in the form so requested, that such Grantor (through the Borrower) shall have certified are appropriate in its judgment to allow it to take any action permitted above (including relinquishment of the license provided pursuant to clause (i) immediately above as to any specific Intellectual Property). Further, upon the payment in full in cash of all of the Obligations (other than Borrower Hedge Agreement Obligations, Borrower Cash Management Obligations and contingent or indemnification obligations not then due) and cancellation or termination of all Commitments and Letters of Credit (that are not cash collateralized or back-stopped to the reasonable satisfaction of the Issuing Lender or purchasing Lender, as applicable, in respect thereof) or earlier expiration of this Agreement or release of the Collateral, the Collateral Agent shall grant back to the Grantors the license granted pursuant to clause (i) immediately above. The exercise of rights and remedies under Section 6 by the Collateral Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by the Grantors in accordance with the first sentence of this clause (ii).
     6.6 Proceeds to be Turned Over To Collateral Agent. If an Event of Default shall occur and be continuing and the Loans shall have been accelerated pursuant to Section 8 of the Credit Agreement, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Administrative Agent, the Collateral Agent and the other Secured Parties, segregated from other funds of such Grantor, and shall, promptly upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent, the Collateral Agent and the other Secured Parties) shall continue to be held as collateral security for all of the Obligations and shall not constitute payment thereof until applied as provided in Section 6.7.
     6.7 Application of Proceeds. If an Event of Default shall have occurred and be continuing and the Loans shall have been accelerated pursuant to Section 8 of the Credit Agreement, at any time at the Collateral Agent’s election, the Collateral Agent may apply all or any part of Proceeds constituting Collateral and any proceeds of the guarantee set forth in Section 2, in payment of the Obligations, and shall make any such application in the following order:
     First, to pay incurred and unpaid reasonable, out-of-pocket fees and expenses of the Agents under the Loan Documents;

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     Second, to the Collateral Agent, for application by it towards payment in full of all Unfunded Advances/Participations (the amounts so applied to be distributed between or among the Administrative Agent, the Swingline Lender and any Issuing Lender pro rata in accordance with the amounts of Unfunded Advances/Participations owed to them on the date of any such distribution);
     Third, to the Collateral Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then due and owing and remaining unpaid to each of them; and
     Fourth, any balance of such Proceeds remaining after the Obligations shall have been paid in full (other than contingent or indemnification obligations not then due), no Letter of Credit (that is not cash collateralized to the reasonable satisfaction of the Issuing Lender or purchasing Lender, as applicable, in respect thereof) shall be outstanding and the Commitments shall have been terminated, shall be paid over to the Borrower or to whomsoever shall be lawfully entitled to receive the same.
     6.8 Code and Other Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent, on behalf of itself, the Administrative Agent and the other Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below or notices otherwise provided in the Loan Documents) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived unless otherwise provided in the Loan Documents), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith, subject to pre-existing rights and licenses, sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent, the Collateral Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent, the Collateral Agent or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, stay or appraisal in any Grantor, which rights or equities are hereby waived and released. Each Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.8, after deducting all reasonable costs and expenses of every kind actually incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent, the Collateral Agent and the other Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Collateral Agent may elect, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Collateral Agent account for the surplus, if any, to any Grantor. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

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     6.9 Private Sales. Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.
     6.10 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the reasonable fees and disbursements of any attorneys employed by the Collateral Agent to collect such deficiency.
SECTION 7. THE COLLATERAL AGENT
     7.1 Collateral Agent’s Appointment as Attorney-in-Fact, etc.
     (a) Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following (provided that anything in this Section 7.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing):
     (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;
     (ii) in the case of any United States Copyrights, Patents or Trademarks owned by such Grantor in its own name, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Administrative Agent’s, the Collateral Agent’s and the other Secured Parties’ security interest in such Copyrights, Patents and Trademarks and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

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     (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;
     (iv) execute, in connection with any sale provided for in Section 6.8 or 6.9, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and
     (v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; (7) subject to pre-existing rights and licenses, assign any Copyright, Patent or Trademark of such Grantor (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its reasonable discretion determine; and (8) subject to pre-existing rights and licenses, generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s, the Collateral Agent’s and the other Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.
     (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may give such Grantor written notice of such failure to perform or comply and if such Grantor fails to perform or comply within three (3) Business Days of receiving such notice (or if the Collateral Agent reasonably determines that irreparable harm to the Collateral or to the security interest of the Collateral Agent hereunder could result prior to the end of such three-Business Day period), then the Collateral Agent may perform or comply, or otherwise cause performance or compliance, with such agreement.
     (c) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.
     7.2 Duty of Collateral Agent. To the extent permitted by law, the Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. None of the Administrative Agent, the Collateral Agent, any other Secured Party or any of their respective officers, directors, employees or

19

agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent, the Collateral Agent and the other Secured Parties hereunder are solely to protect the Administrative Agent’s, the Collateral Agent’s and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon the Administrative Agent, the Collateral Agent or any other Secured Party to exercise any such powers. The Administrative Agent, the Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct or that of their directors, officers, employees or agents.
     7.3 Execution of Financing Statements. Pursuant to any applicable law, each Grantor authorizes the Collateral Agent at any time and from time to time to file or record financing statements (including fixture filings, if any, and amendments) and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Agreement. Each Grantor authorizes the Collateral Agent to use the collateral description “all personal property”, “all assets” or any similar phrase in any such financing statements. Each Grantor agrees to provide such information as the Collateral Agent may reasonably request necessary to enable the Collateral Agent to make any such filings promptly following any such request. Notwithstanding anything herein or in any other Loan Document to the contrary, the delivery of control agreements with respect to any Deposit Accounts (other than those relating to Material Deposit Accounts pursuant to Section 5.4), Securities Accounts (other than those relating to Material Securities Accounts pursuant to Section 5.4) and Commodities Accounts shall not be required.
     7.4 Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as among the Administrative Agent, the Collateral Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Administrative Agent, the Collateral Agent and the other Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.
SECTION 8. MISCELLANEOUS
     8.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.1 of the Credit Agreement.
     8.2 Notices. All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Section 10.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1 or at such other address pursuant to notice given in accordance with Section 10.2 of the Credit Agreement.

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     8.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent, the Collateral Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent, the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent, the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent, the Collateral Agent or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
     8.4 Enforcement Expenses; Indemnification. Each Guarantor agrees to pay, and to save the Administrative Agent, the Collateral Agent and the other Secured Parties harmless from, any and all out-of-pocket liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 10.5 of the Credit Agreement. The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.
     8.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent, the Collateral Agent and the other Secured Parties and their successors and assigns; provided, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent (it being understood that Dispositions permitted under the Credit Agreement shall not be subject to this proviso).
     8.6 Set-Off. Each Grantor hereby irrevocably authorizes the Administrative Agent, the Collateral Agent and each other Secured Party at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to the extent permitted by applicable law, upon any amount becoming due and payable by each Grantor (whether at the stated maturity, by acceleration or otherwise after the expiration of any applicable grace periods) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final but excluding trust accounts), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent, the Collateral Agent or such other Secured Party to or for the credit or the account of such Grantor. Each of the Administrative Agent, the Collateral Agent and each other Secured Party shall notify such Grantor promptly of any such set-off made by it and the application made by it of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application.
     8.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy or electronic (i.e., “pdf”) transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

21

     8.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     8.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
     8.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Grantors, the Administrative Agent, the Collateral Agent and the other Secured Parties with respect to the subject matter hereof and thereof.
     8.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE SAME ARE NOT MANDATORILY APPLICABLE BY STATUTE AND THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
     8.12 Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:
     (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;
     (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
     (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;
     (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
     (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.
     8.13 Acknowledgements. Each Grantor hereby acknowledges that:

22

     (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;
     (b) neither the Administrative Agent, the Collateral Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent, the Collateral Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
     (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Administrative Agent, the Collateral Agent and the Lenders or among the Grantors and the Administrative Agent, the Collateral Agent and the Lenders.
     8.14 Additional Guarantors and Grantors. Each Restricted Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 6.8 of the Credit Agreement shall become a Guarantor and a Grantor for all purposes of this Agreement upon execution and delivery by such Restricted Subsidiary of an Assumption Agreement in the form of Annex I hereto.
     8.15 Releases.
     (a) At such time as the Loans, the Reimbursement Obligations and the other Obligations (other than Borrower Hedge Agreement Obligations, Borrower Cash Management Obligations and contingent or indemnification obligations not then due) shall have been paid in full in cash, the Commitments shall have been terminated and no Letter of Credit (that is not cash collateralized or back-stopped to the reasonable satisfaction of the Issuing Lender or purchasing Lender, as applicable, in respect thereof) shall be outstanding, the Collateral shall be automatically released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall deliver to such Grantor any Collateral held by the Collateral Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.
     (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Lien granted under this Agreement on such Collateral shall be automatically released, and the Collateral Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable to evidence the release of the Liens created hereby on such Collateral. A Guarantor shall be automatically released from its obligations hereunder in the event that all the Capital Stock of such Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement, or upon the designation of such Guarantor as an Unrestricted Subsidiary as permitted under the Credit Agreement, and the Collateral Agent, at the request and sole expense of the Borrower, shall execute and deliver to the Borrower all releases or other documents reasonably necessary or desirable to evidence the release of such obligations. All releases or other documents delivered by the Collateral Agent pursuant to this Section 8.15(b) shall be without recourse to, or warranty by, the Collateral Agent.
     (c) Liens on Collateral created hereunder shall be released and obligations of Guarantors and Grantors hereunder shall terminate as set forth in Section 10.15 of the Credit Agreement.

23

     8.16 WAIVER OF JURY TRIAL. EACH GRANTOR AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, EACH OF THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT AND EACH OTHER SECURED PARTY, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

24

          IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

CREDIT SUISSE, CAYMAN ISLANDS BRANCH as Collateral Agent
By:	/s/ John D. Toronto
	Name:	John D. Toronto
	Title:	Director

By:	/s/ Shaheen Malik
	Name:	Shaheen Malik
	Title:	Associate

EXPLORER MERGER SUB CORPORATION, as Grantor
By:	/s/ Ian Fujiyama
	Name:	Ian Fujiyama
	Title:	Vice President

BOOZ ALLEN HAMILTON INC., as Grantor
By:	/s/ Ralph Shrader
	Name:	Ralph Shrader
	Title:	Chairman and Chief Executive Officer

By:	/s/ CG Appleby
	Name:	CG Appleby
	Title:	Secretary

EXPLORER INVESTOR CORPORATION, as Grantor and Guarantor
By:	/s/ Ian Fujiyama
	Name:	Ian Fujiyama
	Title:	Vice President

ASE, INC., as Grantor and Guarantor
By:	/s/ CG Appleby
	Name:	CG Appleby
	Title:	Senior Vice President

AESTIX, INC., as Grantor and Guarantor
By:	/s/ CG Appleby
	Name:	CG Appleby
	Title:	Secretary

BOOZ ALLEN TRANSPORTATION INC., as Grantor and Guarantor
By:	/s/ CG Appleby
	Name:	CG Appleby
	Title:	Secretary

Schedule 1
NOTICE ADDRESSES OF GUARANTORS

Guarantor	Address for Notices
Aestix, Inc.	8283 Greensboro Drive
McLean, VA 22102

ASE, Inc.	8283 Greensboro Drive
McLean, VA 22102

Booz Allen Transportation Inc.	8283 Greensboro Drive
McLean, VA 22102

Explorer Investor Corporation	1001 Pennsylvania Ave., NW, Ste 220S
Washington, DC 20004

Schedule 2
DESCRIPTION OF INVESTMENT PROPERTY
Pledged Stock:

	Number of	Registered	Number and Class of	Percentage of
Issuer	Certificate	Owners	Equity Interest	Equity Interests
Aestix, Inc.	12	Booz Allen Hamilton Inc.	100 Class A Common	100.00%
Aestix, Inc.	2	Booz Allen Hamilton Inc.	29,200,000 Series A Preferred	100.00%
AESTIX (UK) Ltd.	Uncertificated	AESTIX, Inc.	1 Ordinary Share	100.00%
ASE, Inc.	2	Booz Allen Hamilton Inc.	1,000 Common	100.00%
Booz Allen Hamilton Inc.	7553	Explorer Investor Corporation	104.5 Class A Common	100.00%
Booz Allen Transportation Inc.	2	Booz Allen Hamilton Inc.	200 Common	100.00%
Explorer Merger Sub Corporation	1	Explorer Investor Corporation	1,000 Common	100.00%
Pledged Notes:
None.

Schedule 3
LEGAL NAME, LOCATION OF JURISDICTION OF ORGANIZATION AND CHIEF EXECUTIVE OFFICE

	Jurisdiction of		Organizational
Grantor	Organization	Chief Executive Office	Identification Number
Aestix, Inc.	Delaware	8283 Greensboro Drive McLean, VA 22102	22-3748537

ASE, Inc.	Delaware	8283 Greensboro Drive McLean, VA 22102	22-3271700

Booz Allen Hamilton Inc.	Delaware	8283 Greensboro Drive McLean, VA 22102	36-2513626

Booz Allen Transportation Inc.	New York	8283 Greensboro Drive McLean, VA 22102	51-0449475

Explorer Investor Corporation	Delaware	1001 Pennsylvania Ave., NW, Ste 220S Washington, DC 20004	26-2634114

Explorer Merger Sub Corporation	Delaware	1001 Pennsylvania Ave., NW, Ste 220S Washington, DC 20004	26-2623926

Schedule 4
COPYRIGHTS AND COPYRIGHT LICENSES

Title	Reg. No.	Reg. Date	Owner
Acquisition process for major defense systems	TX641890	02/23/1981	Booz, Allen & Hamilton, Inc.

Acquisition process for major defense systems	TX658390	01/21/1981	Booz, Allen & Hamilton, Inc.

AutoCAD AutoLISP	TXu699123	07/31/1995	Booz, Allen & Hamilton, Inc. & GEO/SQL Corporation*

ASVAB career exploration system	TX4350344	07/26/1996	Booz-Allen & Hamilton, Inc.

Booz, Allen financial management systems in government	TX721852	11/06/1978	Booz Allen Hamilton Inc. & Booz & Company Inc. (as of the Closing)*

Booz Allen Hamilton : helping clients envision the future / Art Kleiner	TX6170533	08/24/2005	Booz Allen Hamilton Inc. & Booz & Company Inc. (as of the Closing)*

Booz Allen Hamilton—helping clients envision the future / by Greenwich	TX6264929	08/24/2005	Booz Allen Hamilton Inc., & Booz & Company Inc. (as of the Closing)*

Neural network computer aided design tool (NN CADtool)	TX3455384	09/18/1992	Booz Allen & Hamilton, Inc.

Governance at Booz, Allen & Hamilton	TX721858	11/06/1978	Booz, Allen & Hamilton, Inc.

Heritage trolley systems	TXu809751	06/09/1997	Booz, Allen & Hamilton, Inc.

North American light rail vehicles	TX4850774	08/31/1998	Booz, Allen & Hamilton, Inc.

North American light rail vehicles	TXu808115	06/03/1997	Booz, Allen & Hamilton, Inc.

Product development : new approaches in the 1980s / by William P. Sommers	TX460089	04/04/1980	Booz, Allen & Hamilton, Inc.

Retirement income plans : summary plan description	TX324509	09/04/1979	Booz, Allen & Hamilton, Inc.

New directions in telephony /Booz-Allen & Hamilton, Inc., Golden, Freda	TX2652022	09/18/1989	Booz-Allen & Hamilton, Inc., & Golden, Freda & Schraub, P.C.*

Sistema de administracion del mantenimiento de caminos vecinales: version	TXu745898	03/21/1996	Frederic R. Harris, Inc., & Booz Allen & Hamilton, Inc.*

Summary of benefits for professional staff	TX384992	12/12/1979	Booz Allen Hamilton Inc., & Booz & Company Inc. (as of the Closing)*

A Summary of benefits for support staff	TX384991	12/12/1979	Booz Allen Hamilton Inc., & Booz & Company Inc. (as of the Closing)*

*	Security Interest is granted in Grantor’s right, title and interest only.

PATENTS AND PATENT LICENSES

		Serial No.	Patent No.
Country	Patent Title	Filing Date	Issue Date	Status
United States	Method and system for assessing attacks on computer networks using bayesian networks	09/969,722 10/2/2001	6,907,430 11/6/2005	Issued

United States	Method and system for electronic voter registration and electronic voting over a network	09/811,823 09/26/2002		Pending

United States	Apparatus, method and computer readable medium for evaluating a network of entities and assets*	10/845,423 05/14/2004		Published

United States	System and method for assessing bundled non-kinetic and kinetic force options	11/386,849 03/23/2006		Pending

*	This application has not yet been assigned by the inventors to Booz Allen Hamilton Inc. An assignment by the inventors to Booz Allen Hamilton Inc. will be filed within 30 days after the date hereof.
TRADEMARKS AND TRADEMARK LICENSES

		Serial No.	Reg. No.
Country	Trademark	Filing Date	Reg. Date	Owner
United States	ARM-IR	78/185,608 15-Nov-2002	2921509 25-Jan-2005	Booz Allen Hamilton Inc.

United States	BOOZ ALLEN HAMILTON	72/311,547 07-Nov-1968	888837 31-Mar-1970	Booz Allen Hamilton Inc.

United States	BOOZ ALLEN HAMILTON	74/054,287 30-Apr-1990	1634966 12-Feb-1991	Booz Allen Hamilton Inc.

United States	BOOZ ALLEN HAMILTON AND DESIGN	76/314,788 18-Sep-2001	2653981 26-Nov-2002	Booz Allen Hamilton Inc.

United States	DELIVERING RESULTS THAT ENDURE	76/471,010 20-Nov-2002	2808105 27-Jan-2004	Booz Allen Hamilton Inc.

United States	MISSION ENGINEERING	78/148,501 29-Jul-2002	3107452 20-Jun-2006	Booz Allen Hamilton Inc.

United States	MISSION ENGINEERING	78/975,774 29-Jul-2002	3137291 29-Aug-2006	Booz Allen Hamilton Inc.

United States	SERVER2CEO	76/200,819 26-Jan-2001	2759564 02-Sep-2003	Booz Allen Hamilton Inc.

United States	SERVER2CIO	76/200,354 26-Jan-2001	2759560 02-Sep-2003	Booz Allen Hamilton Inc.

United States	TARGET	78/257,199 02-Jun-2003	3098804 30-May-2006	Booz Allen Hamilton Inc.
Except for any agreements entered into in connection with or otherwise related to the Transaction Documents, Grantor is not the licensor or franchisor of any Copyrights, Patents or Trademarks under any material license or franchise agreement which is not in the ordinary course of Grantor’s business.

DOMAIN NAME REGISTRATIONS

Domain Name	Registration Date	Expiry Date
boozallenhamilton.us	10-Aug-04	9-Aug-08

b2pcentral.com	26-Oct-01	26-Oct-09

bah.jobs	7-Mar-06	7-Mar-10

bid-facility.com	6-Nov-02	6-Nov-08

bidfacility.com	6-Nov-02	6-Nov-08

booz-allen.com	8-Jun-01	8-Jun-10

boozallen.biz	25-Apr-03	24-Apr-09

boozallen.jobs	7-Mar-06	6-Mar-10

boozallen.name	28-Jun-07	28-Jun-09

boozallen.net	25-Apr-03	25-Apr-13

boozallencampus.com	29-May-01	29-May-08

boozallencollege.com	8-May-01	8-May-08

boozallengraduate.com	29-May-01	29-May-08

boozallenhamilton.com	21-Aug-01	21-Aug-13

boozallenhamilton.net	25-Apr-03	25-Apr-09

boozallenintern.com	29-May-01	29-May-08

boozallenmba.com	29-May-01	29-May-08

boozallenuniversity.com	29-May-01	29-May-08

choose-prosperity.com	27-Nov-02	27-Nov-08

chooseprosperity.com	27-Nov-02	27-Nov-08

communications-network.net	6-Nov-98	5-Nov-09

mca-mk.com	27-Nov-02	27-Nov-08

neediestkids.com	26-Oct-01	26-Oct-08

neediestkids.org	26-Oct-01	26-Oct-08

onlineb2p.com	26-Oct-01	26-Oct-09

onlinep2b.com	26-Oct-01	26-Oct-09

Domain Name	Registration Date	Expiry Date
org-change.com	2-Jul-04	2-Jul-08

p2bonline.org	26-Oct-01	26-Oct-09

rip-bestpractices.com	15-May-02	15-May-08

youthsummit2002.com	28-Oct-02	28-Oct-09

youthsummit2002.org	4-Nov-02	4-Nov-09

boozealen.com	19-Dec-05	19-Dec-08

boozalen.com	19-Dec-05	19-Dec-08

mepicalendar.com	3-Jan-05	3-Jan-09

cartabah.com	10-Jan-00	10-Jan-09

cartabah.net	10-Jan-00	10-Jan-09

cartabah.org	10-Jan-00	10-Jan-09

see-rip.com	14-Feb-02	14-Feb-09

jmaat.com	10-Mar-04	10-Mar-09

archanalysis.com	10-Mar-04	10-Mar-09

mission-assurance.com	11-Mar-04	11-Mar-09

mission-assurance.net	11-Mar-04	11-Mar-09

customercentricorg.com	7-Apr-04	7-Apr-08

customerorg.com	7-Apr-04	7-Apr-08

customer-centric-org.com	7-Apr-04	7-Apr-08

customer-organization.com	7-Apr-04	7-Apr-08

boozallen.org	20-Apr-05	20-Apr-08

boozealan.com	26-Apr-05	26-Apr-08

ewargaming.com	12-May-05	12-May-08

ewargame.net	29-Jun-00	29-Jun-08

ewargame.org	29-Jun-00	29-Jun-08

ewargaming.net	29-Jun-00	29-Jun-08

ewargaming.org	29-Jun-00	29-Jun-08

Domain Name	Registration Date	Expiry Date
bizlawreform.com	16-Sep-04	16-Sep-08

dov-zakheim.com	19-Sep-06	19-Sep-08

dovzakheim.com	19-Sep-06	19-Sep-08

dovzakheim.net	19-Sep-06	19-Sep-08

ruralyouthtrans.com	23-Sep-03	23-Sep-08

orgtransform.com	24-Sep-04	24-Sep-08

transformation-agenda.com	26-Sep-04	26-Sep-08

booz-alan.com	17-Oct-05	17-Oct-08

booz-allan.com	17-Oct-05	17-Oct-08

boozalan.com	17-Oct-05	17-Oct-08

adco-oct.com	1-Nov-06	1-Nov-08

bah.biz	7-Nov-01	6-Nov-08

tcb-fastrade.com	17-Nov-03	17-Nov-08

boozeallen.com	21-Nov-01	21-Nov-08

boozallan.com	7-Dec-05	7-Dec-08

boozeallan.com	7-Dec-05	7-Dec-08

water-mendezengland.com	13-Dec-05	13-Dec-08

boozallensucks.com	21-Dec-03	21-Dec-08

boozallenhamiltoncostore.com	30-Mar-07	30-Mar-09

boozhamiltonallen.com	30-Mar-07	30-Mar-09

boozhamiltonallen.org	30-Mar-07	30-Mar-09

boosallenhamilton.com	2-Apr-07	2-Apr-09

boosallen.com	27-Apr-07	27-Apr-09

boozzallen.com	27-Apr-07	27-Apr-09

bossallenhamilton.com	27-Apr-07	27-Apr-09

bozzallenhamilton.com	27-Apr-07	27-Apr-09

strategy-defense.com	7-Jun-07	7-Jun-09

Domain Name	Registration Date	Expiry Date
strategy-defense.net	7-Jun-07	7-Jun-09

strategy-defense.org	7-Jun-07	7-Jun-09

boozallen-me.com	4-Sep-07	4-Sep-09

boozallenme.com	4-Sep-07	4-Sep-09

boozallen.us	2-May-02	1-May-10

megacommunities.com	11-Aug-06	11-Aug-13

megacommunities.net	11-Aug-06	11-Aug-13

megacommunities.org	11-Aug-06	11-Aug-13

boozallen.com	27-Sep-99	23-Sep-13

boozallenhamilton.org	28-Nov-06	28-Nov-14

bah.com	8-May-91	9-May-15

boozallenstrategypartners.com	21-Jan-08	21-Jan-09

bracplus.com	22-Jan-08	22-Jan-18

bracplus.net	22-Jan-08	22-Jan-18

bracplus.org	22-Jan-08	22-Jan-18

wwwboozallen.com	13-Sep-05	13-Sep-08

Schedule 5(a)
MATERIAL DEPOSIT ACCOUNTS

	Account Number/	Name of		Bank Contact Name/
Grantor	Type of Account	Bank	Address	Phone Number
Booz Allen Hamilton Inc.	#2100010798572/Lockbox (Client Receipts)	Wachovia	Wachovia Bank, NA 177 Clover Lane, Perkiomenville, PA 18074	Kelly A. Bushnell Phone: 215-646-7920

Booz Allen Hamilton Inc.	#808011359/Operating Account, Cash Concentration, ACH for T&E, ACH for Payroll, Wires for A/P, Borrowing and Investing	JP Morgan Chase	JPMorgan Chase Mail Code NY1-T015 1411 Broadway, 5th Floor New York, NY 10018 JPMorgan Funds 522 Fifth Avenue, 13th Floor New York, NY 10036	Scott M. O’Kula Phone: 212-391-7166

Booz Allen Hamilton Inc.	#630148635509/Cont. Disbursement (Accounts Payable Checks)	JP Morgan Chase	JPMorgan Chase Mail Code NY1-T015 1411 Broadway, 5th Floor New York, NY 10018	Scott M. O’Kula Phone: 212-391-7166

JPMorgan Funds 522 Fifth Avenue, 13th Floor New York, NY 10036

Schedule 5(b)
MATERIAL SECURITIES ACCOUNTS

Account
	Number/ Type			Bank Contact Name/
Grantor	of Fund	Name of Bank	Address	Phone Number
Booz Allen Hamilton Inc.	0050009257/ Prime Money Market	JP Morgan Chase	JPMorgan Chase Mail Code NY1-T015 1411 Broadway, 5th Floor New York, NY 10018	Scott M. O’Kula Phone: 212-391-7166

JPMorgan Funds 522 Fifth Avenue, 13th Floor New York, NY 10036

Booz Allen Hamilton Inc.	Customer ID: 274067/ Goldman Sachs Fund 462	Bank of America	Banc of America Securities, LLC 1633 Broadway — 28th Floor Mailstop: NY1-633-28-01 New York, NY 10019	P. Michael Fannan Phone: 212-384-0700

Booz Allen Hamilton Inc.	1009337084/ Prime Cash Management Fund 494	Evergreen Investments (Wachovia)	Wachovia (Evergreen): Evergreen Investment Services Money Market 190 River Road Summit, NJ 07901-1444	Jeff Lang Phone: 908-598-3869

Schedule 6
MATERIAL GOVERNMENT CONTRACTS

Order/Material CLIN
Client	Contract Title	Contract Number	Order/Material CLIN Title	Number
55 CONTRACTING SQUADRON	(IATAC) INFORMATION ASSURANCE TECHNOLOGY ANALYSIS CENTER	09003-0480	IAAP for Joint Comp DO 325	09003-0480/3250

			IA INTEGRATION FOR NAT SEC AGE	09003-0480/3200

			NETOPS/IA ANLYS FORT KNOX DOIM	09003-0480/3330

			SATCOM TEL ENG INT MILS JTEO	09003-0480/2750

			(AFNOC) & AF CYBER COMMAND	09003-0480/3120

			AFMC AIT	09003-0480/3100

			IA TECH & ANAL SPR DISA SYSTEM	09003-0480/2860

			USJFCOM JTC-I DIRECT OF EXPERI	09003-0480/2890

			ANALYTICAL/TECHNICAL SPRT IO	09003-0480/2590

			COMM SEC FLEET (C2F)-MHQWMOC	09003-0480/2920

			IA & NETOPS JOINT TF-GLOBAL NW	09003-0480/3240

			AFRL & DHLS, OIC INF ASS TECP	09003-0480/3130

			NETOPS/INF ASS SPRT DISA FIELD	09003-0480/2870

			COMOPTEVFOR INFO IA&I ASSESSMS	09003-0480/2760

			TSW NETWORK ENG,INT,ANALSPRT	09003-0480/2880

			NORTHCOM IA AND THEATER	09003-0480/2560

			DOD INF ASSUR CER&ACCRED IMPL	09003-0480/2770

Order/Material CLIN
Client	Contract Title	Contract Number	Order/Material CLIN Title	Number
			IA E-AUTHENTICATION ID TO NIST	09003-0480/2970

			JTF-GNO J6	09003-0480/3050

			AIR FORCE COM. ASC NETWORK IA	09003-0480/3070

			IA TECH ANAL INTEGR AIR FOR C4	09003-0480/2850

			INFO ASUR TECH ANALY DEF INTE	09003-0480/3180

			STRATCOM SPONSORED NETOPS	09003-0480/2730

			ASD/NII GIG NET CENTRICITY SYS	09003-0480/3000

			NAV UNDER WARF CENT DIV INF AS	09003-0480/2900

			IA RESEARCH & ANALYSIS NATL IA	09003-0480/3220

			30TH SPACE WING & IA SUPPORT	09003-0480/2650

			IA ANLYS & INTGRTION NSA/CSS	09003-0480/3300

			TS NETWORK ENG,INTEG & ANAL SP	09003-0480/2740

			AFSPC INFO ASSURNCE AREO INTE	09003-0480/2950

			IA FOR NAVY MARITIME STRATEGY	09003-0480/3020

			PMO SATCOM IA ANALY & TECH INT	09003-0480/3150

			IA FOR US ALASKAN COMMAND	09003-0480/3230

			DOD IDENT FRIEN OR FOE (IFF)CR	09003-0480/2710

			IA FOR US FORECES KOREA	09003-0480/3260

			DO 308 IA TECH ANAL AESS	09003-0480/3080

			AIR FORCE COM AG IA TECH SUPRT	09003-0480/2810

			NAVY WARFARE SUPP SEAPOWER 21	09003-0480/2980

			IA TRUSTED COMPU ANLYS RES DEV	09003-0480/3280

			AF LAB INFO ASSURANCE INTEG.	09003-0480/3030

			IA OPS INTEGRATION 67TH NWW	09003-0480/3090

Order/Material CLIN
Client	Contract Title	Contract Number	Order/Material CLIN Title	Number
			ACC/SC TECHNICL/OPERATIONL SPT	09003-0480/2520

			NETWARCOM ARCH&ENGINEER IA SPR	09003-0480/2910

			DISA TECH ANLYS MOBILE & SECUR	09003-0480/3190

			IA SUPPRT TO USSTRTCM JFCC-NW	09003-0480/2930

			IA ANALY & INTERG INFO ASSURAN	09003-0480/3160

			IA SECURITY SUPPORT TO GSA EIO	09003-0480/2640

			COMPACFLT IA MANAGEMENT	09003-0480/2600

			TIA AF SPACE COMMAND	09003-0480/3060

			IA TECH ANALYTICAL AIR FORCE	09003-0480/3040

			IA FOR USACE MANAGMENT SYSTEM	09003-0480/3010

			IAA&I FOR DEF INF SYS SR LEADR	09003-0480/3210

			LAB FOR PHY SCI IA RESEARCH	09003-0480/3320

			IDENTITY VERIFICATION TO NIST	09003-0480/2550

			SPAWAR SUPP FOR IRS DO 311	09003-0480/3110

			RECON SYST WING SIGN INT MAT C	09003-0480/2800

			INFORMATION ASSURANCE TO JSSO	09003-0480/2500

			(IATAC) INFORMATION ASSURANCE	09003-0480/2940

			SP0700-98-D-4002- DO 327	09003-0480/3270

			INFO ASSUR TECH ANALY DEF INTE	09003-0480/3170

			USJFCOM J86 INTER CAPAB SOL IN	09003-0480/3140

			TECH ANALYT SPRT TO USPACOM IA	09003-0480/2820

			IA TECH IN/IA FOR U.S DO 329	09003-0480/3290

			INF ASS TECH&ANAL SPRT 14 AFOR	09003-0480/2840

Order/Material CLIN
Client	Contract Title	Contract Number	Order/Material CLIN Title	Number
			SUPRT TO JOINT STAFF,DEP DIR G	09003-0480/2720

			IA NETOP SPR TO JS C(4) SD (J6	09003-0480/2690

			LABORAT FOR TELCOM SCIEN INFR	09003-0480/2680

55 CONTRACTING SQUADRON	SURVIAC CONTRACT	09003-0550	SURVI/VULNER ANA (AWD) (ARCIC)	09003-0550/2120

			USARPAC’S CBRNE TRGN CONTINUUM	09003-0550/0490

			INSCOM FORCE MNGMT,TR SPRT,ST	09003-0550/1440

			ADAPTIVE PLANNING SYSTEM DEVLP	09003-0550/1080

			NORAD-USNORTHCOM DO 236	09003-0550/2360

			FP/MAS/VTA FOR US NORTH COMMAN	09003-0550/2030

			SUPRT TO AIR FORCE GEO INT PRO	09003-0550/1290

			SURVIA/VULNER ANALYTIC SUPPORT	09003-0550/2290

			DO 238 SURVIV/VULNE STRATE PLA	09003-0550/2380

			SURV/VULNER TECH ANALY DO 231	09003-0550/2310

			AFCYBER DO 241	09003-0550/2410

			NAT PREP POL& IMPL SPRT TO DHS	09003-0550/1530

			DO 202 SURVIAC TECHNICAL ANALY	09003-0550/2020

			STRATEG PLAN/TECH EVOLU SUP	09003-0550/2350

			AIR FORCE SPACE DO 219	09003-0550/2190

			SURVIV/VULNER ANALY ACC	09003-0550/2140

			SURV & VULN AN IN SPR NEW TR D	09003-0550/1770

			SMC DETACH 3 RES,DEV,TEST& EVA	09003-0550/1640

			U.S AIR FORCE(DHS)MISSIO ASSUR	09003-0550/2060

			DO 245 JLTV PROGRAM OFFICE	09003-0550/2450

Order/Material CLIN
Client	Contract Title	Contract Number	Order/Material CLIN Title	Number
			INSCOM CI,CT,FP,MASINT& TR SPR	09003-0550/1470

			IO & IA PLANNING TO USSTRATCOM	09003-0550/1260

			STRATEGIC PLANNING SPRT USCC	09003-0550/1230

			SCC WMD AND THE DTRA CENTER	09003-0550/1990

			SURVIA/VOLNER PROTECT TECHNOLO	09003-0550/2150

			USCENTCOM STR PL,ANAL& TECH SP	09003-0550/1600

			USPACOM MA MANAG AND DEVELOPMT	09003-0550/1850

			SVA OF ACC 480TH DCGS DO 234	09003-0550/2340

			AFRL/SNRE SURVIVABILITY ANALYS	09003-0550/2080

			CITF SUPPORT DO 237	09003-0550/2370

			USSOUTHCOM STRAT PLAN,ANAL,TSP	09003-0550/1430

			HOMELAN DEF FORCE PROTE DO 225	09003-0550/2250

			SVM & STIMU SUPP TO U.S STRATE	09003-0550/2010

			AFRL DATABASE & ANALYSIS	09003-0550/1970

			DO SURVIABILITY VUL(HIFLD)MISS	09003-0550/2170

			ASC / XR SUPPORT	09003-0550/1760

			DO 205 FH OPERAT/COMBAT TRAINI	09003-0550/2050

			SEC ASSIS & SEC COOP OPER&ANAL	09003-0550/1860

			DO 216 SURV/VUL ANALY (OASDRA)	09003-0550/2160

			AIR FORCE(AFRL/SNRT) DO 233	09003-0550/2330

			DO 220 (COMPACFLT) ASSESSMENT	09003-0550/2200

			REQ DEVEL,ANALYS & ACQUIS MIL	09003-0550/1360

Order/Material CLIN
Client	Contract Title	Contract Number	Order/Material CLIN Title	Number
			AFRL SP SYS THREAT ASS&TECH EV	09003-0550/1720

			SUPPRT US STRT COMMND PLANNING	09003-0550/1910

			MARITIME-HOMEL SEC/DEF MIS DEV	09003-0550/1450

			COMPACFLT MISSION ASSURANCE	09003-0550/0980

			SURV, VULN & INF AN SPR USSTRA	09003-0550/1780

			THEAT SP OPER COM OP & TR SPRT	09003-0550/1830

			NAT PREP POL& PL SPRT FOR DHS	09003-0550/1510

			TANK/ARMAMENT RESEARCH DEV/ENG	09003-0550/2100

			US AIRFORCE&MIS SYS CENT RDT&E	09003-0550/1880

			USJFCOM JO2M FOR DEV JOINT FOR	09003-0550/1790

			MISSION ASSURAN SURV DO 242	09003-0550/2420

			RESEAR AND ANAL SPRT USSOCOM C	09003-0550/1500

			CFFC SURVIAC TAT	09003-0550/0620

			SDDC TRANSPORTATION DO 223	09003-0550/2230

			DO 248 SURV ASSESSM.FOR TARDEC	09003-0550/2480

			CH-BIOL DEF SPR SER FOR ECBC	09003-0550/1690

			HQ AMC TEST/EVALUA PLAN DO 226	09003-0550/2260

			NEXT GEN LONG RANGE STR PR SPT	09003-0550/1560

			MARITIME SPRT TO USNORTHCOM	09003-0550/1350

			NAVSP MISSION ASSURANCE SURVIV	09003-0550/1920

			USMC MISSION ASSUR PROGS SPPRT	09003-0550/1490

			USFK TRANSFORM/AIR FORCE DEVEL	09003-0550/2400

			NATL AGENCY SUPPORT TO HLD/CS	09003-0550/0930

Order/Material CLIN
Client	Contract Title	Contract Number	Order/Material CLIN Title	Number
			ACTD/JCTD OPERAT & ANALYS SPRT	09003-0550/1840

			USARPAC HLD MANAGEMENT/DEVELOP	09003-0550/1250

			HQ AMC PLANNING REQ,& ANALYSIS	09003-0550/2220

			SURV & VUL INT ENT SPR USCG IP	09003-0550/1800

			HQ AMC TEST/PLANNING DO 224	09003-0550/2240

			U.S.COAST GUAR STR RESP ACT AN	09003-0550/1740

			DO 244 TECH/ANAL SUPRT OUSD	09003-0550/2440

			AFRL SUPPORT	09003-0550/1160

			US ARMY GEOSPATIAL INFORMATION	09003-0550/1030

			SURIVA/VULNER PROTECTIO DO 230	09003-0550/2300

55 CONTRACTING SQUADRON	USSTRATCOM	27100-0228	4001/LAB: JTF-GNO OPT TO EXTEN	27100-0228/1160

AIRFORCE, DEPARTMENT OF	VIRTUAL COMBAT ENVIRONMENT OF	09006-0969	CLIN 1 — EWBM	09006-0969/0010

CONTRACTING CTR OF EXCELLENCE	IT CONTRACT ANGELA MESSER	26305-6500	ARMY U PROG MGMT & ACQ SUPP Y2	26305-6500/2110

D. OF THE AIR FORCE HQ OSSG/KA	NETCENTS	09006-0947	ISSA RAPID PROTO INTEGRATOR	09006-0947/0950

			RFP 2436/ITEM NO.100401/LABOR	09006-0947/3008

			BY:LBR/MU62 0004/USMC INFO ASU	09006-0947/2500

			BY:LBR CLN 0002/VC18 RFP 4285	09006-0947/2600

			BY:LABOR/MU61 USMC PKI- 0004	09006-0947/2301

			4004 DEV.& SUS. AFDS LAB OPT4	09006-0947/8044

			NETCENTS RFQ# 15680/RS59	09006-0947/9450

Order/Material CLIN
Client	Contract Title	Contract Number	Order/Material CLIN Title	Number
DCMA VIRGINIA S2404A	(SMARTS) SUPPORT TO MANAGEMENT AND RESOURCES FOR TECHNICAL SERVICES	09003-0599	SMARTS T.O. 20 OY1-LABOR	09003-0599/1200

			SMARTS T.O. 38 LABOR & ODCS	09003-0599/0380

			SMARTS T.O. 41	09003-0599/0410

			SMARTS T.O. 25 OY1 LABOR	09003-0599/1250

			SMARTS T.O. 16- OY1 -LABOR	09003-0599/1160

			SMARTS T.O. 23 OY1 LABOR	09003-0599/1230

DEFENSE CONTRACTING COMMAND WA	HR SOLUTIONS	28998-0101	OP 1 US ARMY MANAGEMENT COMMND	28998-0101/1150

			IMA HEADQUARTERS LABOR OY2	28998-0101/2130

DEFENSE FINANCE & ACCTING SVCS	US ARMY-RSLF PROJECT SWORD	09004-0241	CLIN 0030 LOCAL PURCHASE	09004-0241/3001

DEFENSE FINANCE AND SC1016	IR&D SMES	09003-0604	IR&D SMES PERIOD 2 CLIN 0201	09003-0604/0201

			IR&D SMES SR FUTURE WORK	09003-0604/0203

DEFENSE SUPPLY SERV. WASH.DSSW	OSD INDUST.AFFAIRS REACH BACK	27100-1600	AF/XPX STRATEGIC PLANNING OPT3	27100-1600/3050

DEPT OF HEALTH & HUMAN SVCS	CIO-SP2 (S PENFIELD — T&M) FORMERLY KNOWN AS CIO-SP2263-01-D-0072	27398-0031	OIT-CBER S/W DVLPMNT&MAIN/LABR	27398-0031/2900

			HHSF223200750421W: ORADSS ENT.	27398-0031/2700

DEPT OF HOMELAND SECURITY	DHS SCIENCE & TECHNOLOGY SETA SUPPORT	27100-2642	0001/LABOR: MANAGEMENT & ADMIN	27100-2642/0240

			0001/LABOR: CHEM BIO DIVISION	27100-2642/0210

			0001/LABOR: DIR OF TRANSITION	27100-2642/0310

			0001/LABOR: COMMAND CONTROL	27100-2642/0220

Order/Material CLIN
Client	Contract Title	Contract Number	Order/Material CLIN Title	Number
DFAS COLUMBUS CENTER	ASSURED TRANSITION AND TRANSFORMATION PROTOTYPE SYS TECHNOLOGIES	28047-0001	CLIN 0003/OY1:ASSURED TRANSITI	28047-0001/1001

DFAS-BVF/OM	MERLIN	09003-0597	CLIN 2001	09003-0597/2001

DFAS-COLUMBUS CENTER	TANGRAM PROGRAM SUPPT	09006-0958	TANGRAM PROGRAM SUPPT	09006-0958/0010

DIRECTOR OF NATIONAL INTELLIGE	ODNI CASES SA1IDIQ	29792-0003	SA1 TO 11 — IARPA	29792-0003/0110

			SA1 TO 12 TRANSF INTEGR & METH	29792-0003/0120

			CASES SA1- TASK 13- ADNI & CFO	29792-0003/0130

FA2517 — 21 CONS/LGCCB	NORAD-NORTHCOM ADVISORY AND ASSISTANCE SERVICES (N2A2S)	09006-0957	DO 0004: J34 SUPPORT — LABOR	09006-0957/1040

FEDERAL BUREAU OF INVESTIGATIO	MOBIS	29470-4400	NATIONAL NAME CHECK PRT II	29470-4400/0050

FEDERAL DEPOSIT INSURANCE CORP	FDIC ITAS/OPEN BANK- APPL MAINTENANCE AND INTERNET PROGRAM SERVICES	29202-0200	FDIC OB-LAB BY CORHQ0000000679	29202-0200/0100

FEDSIM CONTRACTING CENTER	FEDSIM ANSWERS — MUZIK	26296-5626	CB577001T3 AFSAS LABOR OPT YR1	26296-5626/1015

GENERAL SERVICES ADMINISTRATIO	IT IDIQ	26305-3000	OPY-3 DEPT OF ARMY	26305-3000/3450

GENERAL SERVICES ADMINISTRATIO	PTTF ARMY G-1: CONSOLIDATED IT SERVICES	26349-0006	CLIN 0001/LABOR PTTF ARMY G-1	26349-0006/1000

			CLIN 0003 LABOR (TASK 7) PTTF	26349-0006/3000

GENERAL SERVICES ADMINISTRATIO	PES CONTRACT — C. KELLY	27100-3300	SECURITY MGMT DIVISION SUPPORT	27100-3300/0030

GENERAL SERVICES ADMINISTRATIO	IT SCHEDULE — PORTMAN	28950-2700	SUB LABOR-CABIG PROG MGMT OFFI	28950-2700/0054

			BAH LABOR-CABIG PROG MGMT OFFI	28950-2700/0050

Order/Material CLIN
Client	Contract Title	Contract Number	Order/Material CLIN Title	Number
GENERAL SERVICES ADMINISTRATION	IT IDIQ	28950-1400	0001AB-LABOR:INFO SYS DVL TEC	28950-1400/0070

GSA/FEDERAL SYS OMTEGRATOPM &	DISA ADNET	26349-0002	CLIN 0005 ADNET TRAVEL	26349-0002/5000

			CLIN 0001E ADNET LABOR	26349-0002/1600

			CLIN 0004 ADNET ODCS	26349-0002/4000

			CLIN 0003 ADNET TOOLS	26349-0002/3000

			CLIN 0003A NON-DOD TOOLS	26349-0002/3100

GSA/FEDERAL SYS OMTEGRATOPM &	FEDSIM — AAUSN/OPTICONSOLIDATED IT SERVICES	26349-0005	0002/LABOR:CONSOLIDATED IT SE	26349-0005/2000

			0003/TOOLS: CONSOLIDATED IT SE	26349-0005/3000

GSA/FSS	NSF- FABS	27509-1700	BY-OY2: LBR/TRAVEL/ODCS	27509-1700/0010

INTERNAL REVENUE SERVICE	TIPSS III IRS	29403-0800	OP1: TO 40/EFDS	29403-0800/4001

			OP1: TO 39	29403-0800/3901

MARYLAND PROCUREMENT OFFICE	E-SPACE	09003-0564	E-SPACE CLIN 001 ARCHITECTURE	09003-0564/1000

			E-SPACE CLIN 003 SPANNING	09003-0564/3000

MARYLAND PROCUREMENT OFFICE	CONTROL NETWORKS	09003-0573	FY08 TTO 4001	09003-0573/4001

MARYLAND PROCUREMENT OFFICE	VENUS AFFECT	09003-0582	TTO: VA-2008-01	09003-0582/4010

MARYLAND PROCUREMENT OFFICE	CES CPC MIRRORCRYPTANALYSIS AND EXPLOITATIONSERVICES CONSOLIDATEDPERFORMANCE	09003-0614	CES MIRROR TTO 1060	09003-0614/1060

		09003-0614	CES MIRROR TTO 1028	09003-0614/1028

MARYLAND PROCUREMENT OFFICE	JOURNEYMAN	09003-0616	JOURNEYMAN	09003-0616/0001

Order/Material CLIN
Client	Contract Title	Contract Number	Order/Material CLIN Title	Number
MOBIS BPA[1]	DFAS BRAC BPA — MOBIS SCHEDULE BPA # HQ0423-06-A-0011FIRST CALL ORDER UNDER29470-0080	29770-0101	0001-FY08 BAH TRNSFRMTN LABOR	29770-0101/0220

MRH SPECIAL PROJECTS	MRH SPECIAL PROJECTS	29213-0001	G-R&D	29213-0001/7010

MRH SPECIAL PROJECTS	SATURN	29213-0002	SATURN DO#5	29213-0002/0005

NASA AMES RESEARCH CENTER	ARC ASRS	29040-0001	CONTRACT	29040-0001/0002

NATIONAL RECONNAISSANCE OFFICE	CHIEF INFORMATION OFFICER(CIO)	28477-0007	CLIN 0002AA — NON-CAAS LABOR	28477-0007/0002

			CLIN 0001AA — CAAS LABOR	28477-0007/0001

NATIONAL RECONNAISSANCE OFFICE	NRO-SCEPTER	28477-0009	NON CAAS LABOR-CLIN 0003AA	28477-0009/0030

			SCEPTER-CAAS LABOR-CLIN 0001AA	28477-0009/0010

NATIONAL RECONNAISSANCE OFFICE	TSR II — FASTMAX II	30003-0002	0009AC: NRP NON-CAAS LAB OY4	30003-0002/4003

NAVAL AIR WAR CTR AD N00421	NAWCAD — IDS	09005-1246	CLIN 0201 OPT YR 2 LABOR	09005-1246/0201

NAVAL AIR WARFARE CENTER/AD2	NAWCAD — ISIB	09005-1178	CLIN 0601 LABOR	09005-1178/0601

NAVSEA INDIAN HEAD	SETA SUPPORT — DARPA SPO	09005-1218	0005:OPT YR2 SETA SUPPT-LABOR	09005-1218/2010

			0003-OPT YR1 SETA SUPT — LABOR	09005-1218/1010

NIH	MANAGEMENT SUPPORT CENTERCTSA	00921-0001	NCRR TECH SUPPORT CTSA ACTIVIT	00921-0001/0010

[1]	Task expires September 30, 2008.

[2]	Contract expires August 31, 2008.

Order/Material CLIN
Client	Contract Title	Contract Number	Order/Material CLIN Title	Number
			INFORMATICS PILOT PROJECTS	00921-0001/0014

NRCC GENERAL SUPPORT DIVISION	U.S. ARMY INSTALLATION MGMTCOMMAND (IMCOM) IDIQ	09004-0440	TO #3: PMO CONUS	09004-0440/0030

			TO #5: KOREA SUPPORT SERVICES	09004-0440/1510

			TO #7 HQ PLANS DIVSION SUP SRV	09004-0440/0110

			TO #6: EUROPE SUPPORT SERVICES	09004-0440/1610

NRCC MISSION DIVISION	UNIFIED QUEST	29025-0002	CLIN 2001: OPT2 PHASE I & II	29025-0002/2010

SEAPORT-E NAVE	N0024-07-R-3417 M P E&TNAVY-N16	29750-0600	CLIN 1000 MP E&T SUPPORT LABOR	29750-0600/0010

SEAPORT-E NAVY	SEAPORT-E NSWC: KARP	29750-0401	DO FC01: ACQUISITION CONTRACT	29750-0401/1101

SPACE & MISSLE SYSTEMS CENTER	SPACE & MISSILE SYSTEMS CENTER	26305-3766	FA8802-04-F-7044	26305-3766/4010

SPAWAR HQ	PMW 760 PROGRAM MANAGEMENT AND SYSTEMS ENGINEERING	29290-1006	DO NS06: CJR	29290-1006/1001

SPAWAR HQ	PMW-150 PROGRAM MANAGEMENT	29290-1009	DO NS09: OMN 5.1 LABOR OPT YR1	29290-1009/1001

SPAWAR HQ	PEO SPACE SYSTEMS & PMW-146PROGRAM MANAGEMENT SUPPORT SERVICES	29290-1012	DO NS12: PEO SPACE SYSTEMS	29290-1012/1001

SPAWAR HQ	PMW 790 PROGRAM MANAGEMENT	29290-1016	DO NS16: PMW 790 PROGRAM MGMT	29290-1016/1002

SPAWAR HQ	JTRS PROGRAM MANAGEMENT AND SYSTEMS ENGINEERING SUPPORT	29290-1018	DO NS18: JTRS PROGRAM MGMT YR1	29290-1018/1008

			DO NS18: JTRS PROGRAM MGMT YR1	29290-1018/1006

SPAWAR HQ	PMW 170 PROGRAM MANAGEMENT,COST MODELING, CONTRACT MGMT,AND ACQUISITION SUPPORT	29290-1022	DO NS22: PMW 170 PROGRAM MGMT	29290-1022/0004

			DO NS22: PMW 170 PROGRAM MGMT	29290-1022/0001

SPAWAR HQ	SPAWAR EXECUTIVE LEVEL SUPPORTTASK	29290-1024	DO NS24: SPAWAR EXECUTIVE LVL	29290-1024/0001

Order/Material CLIN
Client	Contract Title	Contract Number	Order/Material CLIN Title	Number
SPAWAR HQ	PMW 160 INFORMATION ASSURANCE(IA) TECHNICAL AND MANAGEMENTSUPPORT SERVICES	29290-2021	DO NS21: PMW 160IA TECH & MGMT	29290-2021/0101

			DO NS21: PMW 160IA TECH & MGMT	29290-2021/0201

TRAINING SCHED 69	FACULTY AUGM-JMITC	29700-0400	FACULTY AUGM-JMITC LABOR OY 1	29700-0400/1010

U.S.DEPARTMENT OF THE INTERIOR	DARPA MTO SETA & ADMIN SERV	09005-0147	OPT 3 LABOR: DARPA MTO SUPPORT	09005-0147/3011

U.S.DEPARTMENT OF THE INTERIOR	DARPA DSO SETA & ADMIN SERV	09005-1187	SETA & ADMIN SUPPORT OPT 3	09005-1187/0080

			DSRC SUPPORT OPTION 3	09005-1187/0070

UNITED STATES POSTAL SERVICE[3]	HSPD-12 PMO SPPRT	09008-0099	OY-1 HSPD 12 PMO SUPPORT	09008-0099/1010

US ARMY — ARMY MISSILE COMMAND	ITES-2S	09004-0429	ARMY DIMHRS SUPPORT	09004-0429/0053

US ARMY — CECOM	ETOSS	09004-0405	HOTAIR	09004-0405/1701

			ETOSS DO 19 LABOR	09004-0405/1901

			INFORMATION OP EFFORTS 0001	09004-0405/1301

			HIDICE PROOF OF CONCPT PRTO EN	09004-0405/1501

			SUPT TO INFO & NETWK OP DIVISN	09004-0405/1101

			INO DIVISION OFFENSIVE INFO OP	09004-0405/1001

			FUSION SIL ITEM 0001 DO 09	09004-0405/0901

			DO 18-HF DATA COLLECTION	09004-0405/1801

			SUPPORT TO INO DIVISION, SP PR	09004-0405/0501

US ARMY — CECOM	S3	09004-0408	CREW SYSTEM SUPPORT	09004-0408/0901

[3]	Contract expires September 30, 2008.

Order/Material CLIN
Client	Contract Title	Contract Number	Order/Material CLIN Title	Number
			SYSTEK PM DCATS SUPPORT	09004-0408/0102

			S3 DO 0013 DCGS-A/FTSMB	09004-0408/1301

			DO 9 CREW TRADOC SUPPORT	09004-0408/0902

			WIN-T PROGRAM	09004-0408/0401

			PM BATTLE COMMAND	09004-0408/0601

			SATELLITE COMM SYSTEM & TEST	09004-0408/0501

			DO 0010 — SIL SUPPORT	09004-0408/1001

			PM SPOT	09004-0408/0801

			BATTLE COMMAND SURR.SVC.(BCSS)	09004-0408/0202

			DO 0011 — PFED SUPPORT	09004-0408/1101

US ARMY RDECOM ACQUISITION	JIEDDO FACILITY SUPPORT	09003-0607	JIEDDO 0002	09003-0607/0011

			PSTB 0004	09003-0607/0012

US ARMY RDECOM ACQUISITION CTR	TECHNICAL SUPPORT FOR SCO DEPARTMENT OF THE ARMY	09004-0400	0001:PSTB	09004-0400/0031

US ARMY ROBERT MORRIS ACQ CTR	SYSTEMS ENGINEERING, TECHNICAL& MGMT SUPPORT — US ARMY LAB IDIQ PRIME CONTRACT	09004-0393	JFCOM AND CONTROL DEVELOPMENT	09004-0393/0340

			INFORMATION ASSURANCE TO 0004	09004-0393/0040

			OSD SPECIAL PROJECTS	09004-0393/0170

US NAVY — SPAWAR	RSNF C3 UPGRADE PROGRAM	09005-1201	CN 4001 OPT YR 4 RSNF C41 LBR	09005-1201/4001

USA MED RESEARCH ACQ ACTIVITY[4]	DMLSS — JOINT ENTERPRISE WIDE LOGISTICS SUPPORT LOGWORLD	27707-0010	0004AA/LABOR: OPT 1-2MON EXT	27707-0010/2210

			0003AF/LABOR: OPTION PERIOD	27707-0010/2209

[4]	Tasks expire September 30, 2008.

Order/Material CLIN
Client	Contract Title	Contract Number	Order/Material CLIN Title	Number
			SUB FUNDING: XOTECH	27707-0010/0033

USAF — ROME LAB	PRDA: EMERGING TECHNOLOGIESFOR IMPROVED SITUATIONALAWARENESS	09006-0968	0001:SOFTWARE/HARDWARE	09006-0968/0010

USAF/AIR FORCE MATERIAL CMD	TRAC2ES DEVELOPMENT	09006-0339	DO 34: TRAC2ES (CLS)	09006-0339/0034

USAID[5]	SEGIR 4	09001-0189	TRADE FACILITATION	09001-0189/5000

USAID	GBTI II	09001-0488	GROWTH OPPORTUNITIES(GO)SERBIA	09001-0488/0010

USAID	GBTI II	09001-0488	GO SERBIA ODCS/TRAVEL	09001-0488/0015

USAID, M/FM/CMP	CLIR TECH ASST SERVICES	09001-0478	BIZCLIR	09001-0478/0040

			SCORSA	09001-0478/0010

			BNKRPTCY & ENFRCMNT STRENGTH.	09001-0478/0020

			UKRAINE TIBA	09001-0478/0050

VIRGINIA CONTRACTING ACTIVITY	IT SCHEDULE — GS-35F-0306JOIC LENTZ	28950-1300	JRIP-SETA — OY 1 — LABOR	28950-1300/1030

[5]	Task expires September 30, 2008.

Annex I to
Guarantee and Collateral Agreement
          ASSUMPTION AGREEMENT, dated as of                            , 200_, made by                                                              (the “Additional Grantor”), in favor of Credit Suisse, as collateral agent (in such capacity, the “Collateral Agent”) for the banks and other financial institutions or entities (the “Lenders”) parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.
W I T N E S S E T H:
          WHEREAS, Explorer Investor Corporation, a Delaware corporation (“Holdings”), Explorer Merger Sub Corporation, a Delaware corporation (the “Initial Borrower”), Booz Allen Hamilton Inc., a Delaware corporation into which the Initial Borrower shall be merged (“Booz Allen” or the “Surviving Borrower”), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the “Lenders”), Credit Suisse, as Collateral Agent (in such capacity, the “Collateral Agent”) and Administrative Agent, Bank of America, N.A., as Syndication Agent, Lehman Brothers Commercial Bank, C.I.T. Leasing Corporation and Sumitomo Mitsui Banking Corporation, as Documentation Agents, Credit Suisse, as Issuing Lender and Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, Lehman Brothers Inc. and Sumitomo Mitsui Banking Corporation, as Joint Lead Arrangers and Joint Bookrunners have entered into that certain Credit Agreement, dated as of July 31, 2008 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);
          WHEREAS, in connection with the Credit Agreement, the Borrower (as such term is defined in the Guarantee and Collateral Agreement) and certain of its Affiliates (other than the Additional Grantor) have entered into the Guarantee and Collateral Agreement, dated as of July 31, 2008 (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) in favor of the Collateral Agent for the benefit of the Administrative Agent, the Collateral Agent and the Lenders;
          WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and
          WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;
          NOW, THEREFORE, IT IS AGREED:
          1. Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.14 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Guarantor and a Grantor thereunder with the same force and effect as if originally named therein as a Guarantor and a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor and a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants, to the extent applicable, that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement is true and correct on and as of the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

          2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE SAME ARE NOT MANDATORILY APPLICABLE BY STATUTE AND THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
          IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR], as Grantor and Guarantor
By:
Name:
Title:

2

Annex I-A to
Assumption Agreement
Supplement to Schedule 1
Supplement to Schedule 2
Supplement to Schedule 3
Supplement to Schedule 4
Supplement to Schedule 5(a)
Supplement to Schedule 5(b)
Supplement to Schedule 6

Annex II to
Guarantee and Collateral Agreement
ACKNOWLEDGMENT AND CONSENT
     The undersigned hereby acknowledges receipt of a copy of the Guarantee and Collateral Agreement dated as of July 31, 2008 (the “Agreement”), made by the Grantors parties thereto for the benefit of Credit Suisse, as Collateral Agent. The undersigned agrees for the benefit of the Administrative Agent, the Collateral Agent and the Lenders as follows:
          1. The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.
          2. The terms of Sections 6.3(c) and 6.8 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.4(c) or 6.9 of the Agreement.

[NAME OF ISSUER]
By:
Name:
Title:

Address for Notices:

Fax: